UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2019

CABOT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-5667	04-2271897
(Commission File Number)	(IRS Employer Identification No.)

TWO SEAPORT LANE, SUITE 1300, BOSTON, MASSACHUSETTS	02210-2019
(Address of Principal Executive Offices)	(Zip Code)

(617) 345-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value per share	CBT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 20, 2019 Cabot Corporation (“Cabot”) completed the issuance and sale of $300 million aggregate principal amount of 4.000% senior notes due 2029 (the “Notes”).

The Notes were registered pursuant to an automatically effective shelf registration statement on Form S-3 under the Securities Act of 1933, as amended (Registration Statement No. 333-213088), that was filed with the Securities and Exchange Commission on August 11, 2016.

The Notes were issued pursuant to an indenture dated September 15, 2016 (the “Base Indenture”), as supplemented by the Second Supplemental Indenture dated June 20, 2019 (the “Second Supplemental Indenture”), by and between Cabot and U.S. Bank National Association, as trustee. Cabot is filing the executed Second Supplemental Indenture as Exhibit 4.1 to this Current Report on Form 8-K.

Cabot intends to use the net proceeds of the offering to repay a portion of its outstanding commercial paper and the remainder, if any, for working capital and other general corporate purposes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 4.1	Second Supplemental Indenture, dated June 20, 2019, between Cabot Corporation and U.S. Bank National Association, including the form of Global Note attached as Annex A thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT CORPORATION

By:	/s/ Erica McLaughlin
Erica McLaughlin Senior Vice President and Chief Financial Officer

Date: June 20, 2019